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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the Fine Host Corporation Stock Option Plan (Amended and Restated as of March 17, 1997) on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Fine Host Corporation for the year ended December 25, 1996.

/s/ Deloitte & Touche

Deloitte & Touche LLP
New York, New York
June 13, 1997

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